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                                                                     EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

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         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated December 31,
1998, is by and among AmSurg Holdings, Inc., a Tennessee corporation ("AmSurg"), AmSurg Corp., a Tennessee corporation and the owner of all the outstanding capital stock of AmSurg ("ASC"), Gulf Coast Endoscopy Center, Inc., a Florida corporation ("Seller"), and the individuals set forth on the signature pages attached hereto (individually "Doctor" and collectively "Doctors").

         WHEREAS, AmSurg desires to purchase and Seller desires to sell certain of its assets, as more fully described herein, upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants of the parties hereinafter set forth, the parties agree as follows:

ARTICLE 1.    PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to AmSurg and AmSurg shall purchase, acquire and accept from Seller an undivided 51% interest in the assets comprising the business operations of the endoscopy center (the "Center") owned and operated by Seller and located in Cape Coral, Florida, tangible or intangible, recorded or unrecorded, known or unknown, of whatsoever type, kind, description, or nature owned, leased, held, possessed, vested in or claimed in whole or in part by Seller on the Closing Date (the "Purchased Assets"), which Purchased Assets shall specifically include the first $200,000 of the accounts receivable of the Center collected after the Closing (as defined below), but which shall specifically exclude cash and all Medicare and Medicaid provider numbers of Seller.

1.2. ASSUMPTION OF LIABILITIES. Except as described herein, AmSurg will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller or the Center of any kind, character or description, whether accrued, absolute, contingent or otherwise ("Liabilities"), no matter whether arising before or after the Closing, and whether or not reflected or reserved against in Seller's or the Center's financial statements, books of account or records. Seller will indemnify AmSurg against and hold it harmless from any such Liabilities. AmSurg will cause The Cape Coral/Ft. Myers Endoscopy ASC, LLC, a Tennessee limited liability company (the "LLC"), to assume (i) all Liabilities arising after the effective date of the transaction which relate to supplies received by the Center or services rendered to the Center after the effective date of the transaction, regardless of the date such Liabilities arose and (ii) all ongoing obligations of Seller under the contracts, leases, commitments and arrangements with respect to the operation of the Center which are listed on Schedule 1.2 (the "Material Contracts").

ARTICLE 2.    PURCHASE PRICE

         The initial purchase price ("Initial Purchase Price") for the Purchased Assets shall be (a) $2,805,908 cash and (b) that number of shares of the Class A common stock (the "AmSurg Common Stock") of ASC with a fair market value of $147,680 on the Closing Date. For purposes of this Agreement, the fair market value of the AmSurg Common Stock will be determined by multiplying 90% and the average closing bid price of the AmSurg Common Stock during the three (3) trading days immediately preceding the Closing Date.

         The Initial Purchase Price was determined based on an assumption that the current expenses of operating the Center and on a going forward basis are and will be as set forth on Exhibit 2.

         AmSurg and Seller acknowledge that the rule proposed in June 1998 by the Health Care Financing Administration ("HCFA") providing in part for a change in the payment methodology and payment rates utilized by HCFA to reimburse ambulatory surgery centers as it may be adopted or amended (the "Proposed Rule"), could have a negative effect on the future revenues and earnings of the Center. In order to address the uncertainty regarding the Proposed Rule and its effect on the Center, the Initial Purchase Price has been calculated based on the financial statements for the Center for the 12 month period ended September 30, 1998 and the procedure volume and mix for cases performed in the Center from October 1, 1997 through September 30, 1998. The Medicare procedure volume and the potential percentage reduction in Medicare reimbursement rates are set forth on Exhibit 2(a). Exhibit 2(b) sets forth what the purchase price would have been without any adjustment for the proposed Medicare reimbursement rate changes (the "Potential Purchase Price"), and the difference


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between the Initial Purchase Price and the Potential Purchase Price (the
"Purchase Price Differential").

         During the eight (8) years following the Closing, commencing on the Closing Date and at the end of each six (6) month period thereafter, if a final version of the Proposed Rule has not been adopted during such period, then AmSurg will pay as additional consideration ("Additional Purchase Price") an amount in cash equal to one sixteenth (1/16) of the Purchase Price Differential as set forth on Exhibit 2(b), together with interest thereon at the rate equal to the prime rate as published from time to time by SunTrust Bank in Nashville, Tennessee, accruing from the Closing Date. In the event that a final version of the Proposed Rule is adopted during the eight (8) years following the Closing, then the purchase price will be recalculated and adjusted utilizing the formula set forth on Exhibits 2(a) and 2(b) and substituting the final Medicare reimbursement rates for the proposed Medicare reimbursement rates set forth therein (the "Adjusted Purchase Price"). If the Adjusted Purchase Price exceeds the sum of (a) the Initial Purchase Price and (b) any Additional Purchase Price previously paid by AmSurg (including the payment made at Closing out of the Purchase Price Differential), AmSurg will pay in cash such amount as additional consideration within sixty (60) days after such determination. In no event will the purchase price recalculation cause (x) Seller to return any portion of the purchase price previously paid to Seller by AmSurg or (y) the aggregate consideration paid by AmSurg to exceed the Potential Purchase Price.

ARTICLE 3.    CLOSING

3.1. CLOSING. The closing ("Closing") of the sale and purchase of the Purchased Assets shall take place at the offices of Seller, within ten (10) business days after the satisfaction of all conditions to the parties' obligations to consummate the transactions contemplated hereby, which shall in no event be later than March 1, 2000, or at such other time as shall be agreed upon by all the parties hereto (the "Closing Date").

3.2.     OBLIGATIONS OF THE PARTIES AT THE CLOSING.

         (a) At the Closing, AmSurg shall deliver to Seller, or cause to be delivered to Seller or the LLC, as the case may be:

               (i) the consideration as specified in Article 2;

               (ii) a copy of resolutions of the Board of Directors of AmSurg, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by AmSurg, and the consummation of the transactions contemplated hereby;

               (iii) a certificate of AmSurg certifying as to the accuracy of the representations and warranties of AmSurg at and as of the Closing and that AmSurg has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by AmSurg at or before the Closing;

               (iv) the opinion of Bass, Berry & Sims PLC, legal counsel for AmSurg, the terms of which are substantially as set forth in Exhibit 11.4;

               (v) such other certificates and documents as Seller or its counsel may reasonably request;

               (vi) a Contribution Agreement and Assignment in the form attached hereto as Exhibit 3.2(a)(vi); and

               (vii) the Assignment and Assumption Agreement in the form attached hereto as Exhibit 3.2(a)(vii).

         (b)   At the Closing, Seller and the Doctors will deliver to AmSurg:

               (i) a copy of resolutions of the Board of Directors of Seller, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Seller, and the consummation of the transactions contemplated hereby;

               (ii) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to AmSurg, as shall be effective to vest in AmSurg an undivided 51% interest in

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          Seller's title to and interest in the Purchased Assets, Seller's books, records and other data relating to the Purchased Assets (except corporate records and any other documents and records which Seller is required by law to retain in its possession), and, simultaneously with such delivery, will take such steps as may be necessary to put AmSurg in actual possession and operating control of the Purchased Assets;

               (iii) a certificate of the Seller certifying as to the accuracy of Seller's representations and warranties at and as of the Closing and that it has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Seller at or before the Closing;

               (iv) a certificate of each of the Doctors certifying as to the accuracy of the Doctors' representations and warranties at and as of the Closing and that they have performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by each of them at or before the Closing;

               (v) the opinion of Taft, Stettinius & Hollister LLP, legal counsel to Seller and the Doctors, in substantially the form of
          Exhibit 10.6;

               (vi) such other certificates and documents as AmSurg or its counsel may reasonably request; and

               (vii) a Contribution Agreement and Assignment in the form attached hereto as Exhibit 3.2(b)(vii).

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES BY SELLER

     Seller represents and warrants as follows:

4.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to conduct its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

4.2. AUTHORIZATION. Seller has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including the conveyance, assignment, transfer and delivery of the Purchased Assets, have been duly authorized and approved by all necessary corporate action, and this Agreement, when executed, will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

4.3. NO VIOLATION. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of Seller's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of Seller or the Center; (b) violate any provision of the charter or bylaws of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller which violation would have a material adverse effect on the business or operations of Seller or the Center; or (d) violate any other contractual or legal obligation or restriction to which Seller is subject which violation would have a material adverse effect on the business or operations of Seller or the Center.

4.4. FINANCIAL INFORMATION. Seller has delivered to AmSurg: (a) statements of Center charges and cash receipts by month for the year ended December 31, 1997 and the nine (9) months ended September 30, 1998, (b) cash basis unaudited statements of income for the Center for the year ended December 31, 1997 and the nine (9) months ended September 30, 1998, (c) a cash basis unaudited balance sheet of the Center at September 30, 1998, and (d) details of patient accounts receivable for the Center at the Closing (hereinafter collectively referred to as "Financial Information"), all of which are attached as Schedule 4.4. The Financial Information fairly presents the assets, liabilities, financial condition and results of operation of the Center as at the respective dates thereof and for the periods therein referred to, prepared on a cash

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basis and accurately reflects the revenues and expenses of the Center for the periods covered thereby and, in particular, reflects all expenses necessary for the efficient operation of the Center as a stand-alone entity. The Financial Information reflects the consistent application of such accounting principles throughout the periods involved.

4.5. OWNERSHIP OF PURCHASED ASSETS. Except as noted in Schedule 4.5, Seller owns and possesses and has good and marketable title to all of the Purchased Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, defects, charges, encumbrances and rights of third parties, and no conditions exist which could give rise to any such mortgage, pledge, lien, security interest, defect, charge, encumbrance on, or right of any such third party to, the Purchased Assets.

     Schedule 4.5 contains an accurate and complete description of the Purchased Assets, which include, but are not limited to, supplies, inventory, uncollected accounts receivable and equipment owned by Seller, and which are all of the assets which are in any way necessary to the continued operation of the Center as it is now being conducted. All of the Purchased Assets are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. Schedule 4.5 also sets forth the current book value of all equipment included in the Purchased Assets.

4.6. NO LIABILITIES OR ADVERSE CONDITIONS. Except as and to the extent of the amounts specifically reflected in the Financial Information, Seller does not have any material liabilities or obligations of any nature with respect to the Center, whether, absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto).

     Furthermore, Seller does not know or have reason to know of any basis for the assertion against Seller of any such liability or obligation of any nature not fully reflected in the Financial Information. To the best of Seller's knowledge, there are no conditions existing with respect to any of Seller's facilities, properties, assets or personnel, which might materially and adversely affect any of the Center's properties, business or prospects.

4.7. ABSENCE OF CERTAIN CHANGES. Since September 30, 1998, with respect to the Center, Seller has not:

     (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business or prospects, or suffered any material casualty loss (whether or not insured);

     (b) made any change in its business or operations or in the manner of conducting its business, other than changes in the ordinary course of business;

     (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions or methods of calculating any bad debt, contingency or other reserve;

     (d) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances, or liabilities:

          (i) which are reflected in the Financial Information and which were paid, discharged or satisfied since the date thereof in the ordinary course of business consistent with past practice, or

          (ii) which were incurred and paid, discharged or satisfied since September 30, 1998 in the ordinary course of business consistent with past practice;

     (e) written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-offs made in the ordinary course of business consistent with past practice;

     (f) canceled any other debts or claims, or waived any rights, of substantial value;

     (g) sold, transferred or conveyed any of its properties or assets, except in the ordinary course of business consistent with past practice;

     (h) made any capital expenditures or commitments in excess of $10,000 in the aggregate for

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replacements or additions to property, plant, equipment or intangible capital assets;

     (i) declared, paid or made or set aside for payment of, any distribution in respect of its outstanding common stock, other than distributions made in the ordinary course of business consistent with past practice, or directly or indirectly redeemed, purchased or otherwise acquired any of its common stock;

     (j) made any change in any method of accounting or accounting practice;

     (k) granted any increase in the compensation of any officer, employee or agent of Seller who performs services for or on behalf of the Center, (including without limitation any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), other than increases in the ordinary course of business consistent with past practice, or adopted any such plan or other arrangement; and no such increase or the adoption of any such plan or arrangement, is planned or required; and

     (l) agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

4.8. TAXES. Seller has filed all federal, state and local tax returns required to be filed by it through the date hereof and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) due and payable therefrom. Seller has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods. All taxes and assessments relating to or affecting the operations of the Center through the date hereof, which are due and payable, have been paid.

4.9. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to Seller's knowledge, threatened at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of the Center. Schedule 4.9 sets forth a true and accurate description of all claims, actions, investigations or proceedings relating to the Center and its operations initiated since January 1, 1995.

4.10. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Seller is in compliance in all material respects with all requirements of applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental bodies or agencies (federal, state or local) (collectively, "Laws") relating to or affecting the operations of the Center. Seller has not received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations of the Center.

      Seller has all required licenses, permits, certificates, authorizations and agreements needed for the ownership and efficient operation of the Center, all of which are listed on Schedule 4.10. Seller knows of no act or omission occurring on or before the date hereof which would subject Seller or the Center to the likelihood of any fine or suspension of any license, permit, certificate, authorization or agreement.

4.11. CONTRACTS; SIGNIFICANT PAYORS. Schedule 4.11 is a complete and accurate list of all individual payors, or group of affiliated payors, that accounted for more than 2% of the Center's revenues in any two of the previous three years or is expected to account for more than 2% of the Center's revenues in the current year or the next year ("Significant Payors").

      All contracts, agreements and instruments, including, but not limited to, third party provider agreements and agreements with Significant Payors, to which Seller is a party and which are necessary for the ownership and efficient operation of the Center, are in full force and effect; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and Seller has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such contract, instrument or agreement. Seller has no reason to believe that any Significant Payor intends to terminate any such contract, instrument or agreement, or intends to withhold its consent to the assignment thereof, to the LLC by Seller.


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4.12. ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Center, whether reflected in the Financial Information or otherwise, represent services actually provided in the ordinary course of business; all such receivables are valid obligations of the account debtor; and none of such receivables is subject to any counterclaim or set-off, other than normal discounts, allowances and bad debts consistent with past practice.

4.13. REPORTS AND RETURNS. All reports and returns heretofore required by federal, state or municipal authorities with respect to the operations of the Center and all reports and returns to the various governmental authorities which control, directly or indirectly, any of the Center's activities, have been filed and all sums heretofore due with respect to such reports and returns have been paid.

4.14. DEFAULTS. Seller is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument with respect to the Center to which Seller is a party which default would have a material adverse effect on the business or operations of the Center. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument with respect to the Center to which Seller is a party or by which Seller is bound.

4.15. EMPLOYEES; INDEPENDENT CONTRACTORS.

      (a) Schedule 4.15(a) sets forth the names and titles of all employees of Seller who perform services in or on behalf of the Center, and the annual rate of compensation (including bonuses) being paid to each such employee as of the most recent practicable date. The employees listed on Schedule 4.15(a), constitute all of the employees who are in any way necessary to the continued operation of the Center as it is now being conducted.

      (b) Schedule 4.15(b) hereto contains a list of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit sharing or retirement plan, arrangement or practice and each other agreement or fringe benefit plan, arrangement or practice of Seller, whether formal or informal, whether legally binding or not and whether affecting one or more of its employees who perform services in or on behalf of the Center. Copies of each such agreement or plan have hereto been delivered to AmSurg. Seller does not have any commitment, whether formal or informal, and whether legally binding or not (i) to create any additional such agreement, plan, arrangement or practice;
(ii) to modify or change any such agreement, arrangement, plan or practice; or
(iii) to maintain for any period of time any such agreement, arrangement, plan or practice, except as described on Schedule 4.15(b).

      (c) Schedule 4.15(c) hereto contains a list of all services provided to the Center for which Seller contracts with third parties. Copies of each such agreement previously have been provided to AmSurg. Schedule 4.15(c) contains a description of each such oral agreement.

4.16. CONSENTS AND APPROVALS. Except with respect to the transfer of the license issued by the Florida Agency for Health Care Administration ("AHCA") for the operation of the Center (which consent AmSurg shall be responsible for obtaining) and any consents to assignment of the Significant Payor agreements, Seller has obtained all consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller, which consents, approvals, authorizations and orders are listed on Schedule 4.16.

4.17. YEAR 2000 COMPLIANCE. Each system, comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the business operations of the Center will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Seller has no reason to believe that it or the LLC may incur material expenses arising from or relating to the failure of any of its Systems as a result of the advent of the year 2000, the advent to the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of the Seller is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (though year 1999), the

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year 2000 and the twenty-first century, including leap year calculations.

4.18. ACQUISITION FOR INVESTMENT. Seller represents that it is acquiring the AmSurg Common Stock for its own account for investment with no present intention of reselling any such AmSurg Common Stock, and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

4.19. SUITABILITY OF INVESTMENT. Seller has carefully considered and has, to the extent it believes necessary, obtained professional legal, tax and financial advice concerning the suitability of its acquisition of the AmSurg Common Stock for its particular tax and financial situation. Seller is capable of evaluating and has evaluated carefully the merits and risks of its purchase of the AmSurg Common Stock and is able to bear the economic risk of an investment therein.

4.20. ACCESS TO INFORMATION. Seller has had access during the course of this transaction and prior to its purchase of the AmSurg Common Stock to such information relating to AmSurg and ASC as it has desired. It has had the opportunity to ask questions of and receive answers from AmSurg and ASC and their representatives concerning the terms and conditions of the acquisition of the AmSurg Common Stock and to obtain such additional information about the business and financial condition of AmSurg and ASC as Seller has requested (to the extent that AmSurg or ASC possessed such information or could acquire it without unreasonable effort or expense).

4.21. RESTRICTIONS ON TRANSFER OF THE AMSURG COMMON STOCK. Seller understands that the AmSurg Common Stock has not been registered under the Securities Act or any applicable state securities law, and may not be transferred or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

4.22. LEGEND ON CERTIFICATES. Seller is aware that the certificates representing the AmSurg Common Stock shall bear the following legend and that appropriate stop transfer instructions will be entered in the stock records of ASC:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

4.23. FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of Seller, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. Seller has not withheld from AmSurg disclosure of any event, condition or fact which Seller knows, or has reasonable grounds to know, may materially adversely affect the Purchased Assets or the operations of the Center.

4.24. NO BROKER'S FEES. Seller has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.


ARTICLE 5.    REPRESENTATIONS AND WARRANTIES OF THE DOCTORS

         Each of the Doctors, severally and not jointly, represents and warrants as follows:

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5.1. AUTHORITY. Such Doctor has full authority to enter into and carry out the provisions of this Agreement, and this Agreement, when executed, will constitute a valid and binding legal obligation enforceable against him in accordance with its terms.

5.2. NO VIOLATION. The execution and delivery of this Agreement by the Doctors does not, and the consummation of the transactions contemplated hereby will not,
(a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which such Doctor is a party or by which any of such Doctors's assets or properties are bound; (b) violate any provision of the charter or bylaws of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to such Doctor; or (d) violate any other contractual or legal obligation or restriction to which such Doctor is subject.

5.3. SHAREHOLDERS OF SELLER. The Doctors constitute all of the shareholders of Seller.

5.4. RESTRICTIVE COVENANTS; CONFIDENTIALITY. Each Doctor agrees that he will not be an officer, director or employee or consultant of or have any direct or indirect ownership interest in, or manage, lease, develop or otherwise have any financial interest in, or receive any compensation from any business or entity competing with the LLC within 25 miles of the Center (other than an ambulatory surgery center in Ft Myers, Florida to be developed and owned by the LLC) until the later of (a) one (1) year after the Doctor ceases to be a shareholder of Seller or (b) five (5) years after the Closing Date. The foregoing shall not prohibit the Doctors from owning shares of capital stock constituting less than 1% of the outstanding capital stock of any corporation whose common stock is traded on a national securities exchange or on The Nasdaq Stock Market. The Doctors recognize and acknowledge that the ascertainment of damages in the event of a breach of this Section 5.4 would be difficult, and agree that AmSurg, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

     Notwithstanding the foregoing, the parties acknowledge and agree that
Section 5.4 does not require the Doctors to perform endoscopy procedures at the Center or to refer patients to the Center, and imposes no restrictions on where the Doctors perform such procedures or refer patients for such procedures.

5.5. NO BROKER'S FEES. Such Doctor has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this agreement or the consummation of the transactions contemplated hereby, and Doctor does not know of any claim by anyone for such a fee, commission, expense or charge.

ARTICLE 6.    REPRESENTATIONS AND WARRANTIES OF AMSURG

     AmSurg represents and warrants as follows:

6.1. ORGANIZATION. AmSurg is a corporation duly organized, validly existing and in good standing under the laws of the state of Tennessee. AmSurg has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

6.2. AUTHORIZATION. AmSurg has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by AmSurg of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute a legal, valid and binding obligation of AmSurg enforceable against it in accordance with its terms.

6.3. NO VIOLATION. The execution and delivery of this Agreement by AmSurg does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material agreement, indenture, instrument, lease, security agreement, mortgage or lien to which AmSurg is a party or by which any of AmSurg's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of AmSurg; (b) violate any provision of the Charter or Bylaws of AmSurg; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or

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                                                 Asset Purchase Agreement/Page 8
regulation applicable to AmSurg which violation would have a material adverse effect on the business or operations of AmSurg; or (d) violate any other contractual or legal obligation or restriction to which AmSurg is subject which violation would have a material adverse effect on the business or operations of AmSurg.

6.4. TAXES. AmSurg has filed all federal, state and local tax returns required to be filed by it through the date hereof (or has obtained an extension for such filing) and has paid all taxes and assessments (including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) due and payable therefrom. AmSurg has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods.

6.5. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to AmSurg's knowledge, threatened against AmSurg at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of AmSurg.

6.6. COMPLIANCE WITH LAW AND OTHER REGULATIONS. AmSurg is in compliance in all material respects with all requirements of applicable Laws. AmSurg possesses all required licenses, permits, certificates, and authorizations needed for the conduct of its business as presently conducted the failure of which to have would have a material adverse effect on the business or operations of AmSurg. AmSurg knows of no act or omission occurring on or before the date hereof which would subject AmSurg to the likelihood of any material fine or suspension of any material license, permit, certificate or authorization.

6.7. REPORTS AND RETURNS. AmSurg has filed all material reports and returns heretofore required by federal, state or municipal authorities and all material reports and returns to the various governmental authorities which control, directly or indirectly, any of its activities, and has paid all sums heretofore due with respect to such reports and returns.

6.8. DEFAULTS. AmSurg is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract or agreement to which AmSurg is a party, which default would have a material adverse effect on the business or operations of AmSurg.

     The execution, delivery and performance by AmSurg of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which AmSurg is a party or by which AmSurg is bound.

6.9. CORPORATE DOCUMENTS. AmSurg has made available to Seller and the Doctors for inspection by Seller and its authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct copy thereof by the Secretary of State of Tennessee, and the minute books of AmSurg containing the bylaws and all records of the proceedings, meeting, actions and consents of the shareholders and the board of directors (and any committees thereof) of AmSurg.

6.10. FULL DISCLOSURE. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument or document delivered to Seller and the Doctors pursuant to this Agreement by or on behalf of AmSurg contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties contained herein or therein not misleading.

6.11. NO BROKER'S FEES. AmSurg has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and AmSurg does not know of any claim by anyone for such a fee, commission, expense or charge.

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                                                 Asset Purchase Agreement/Page 9

ARTICLE 7.    REPRESENTATIONS AND WARRANTIES OF ASC

     ASC represents and warrants as follows:

7.1. ORGANIZATION. ASC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. ASC has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

7.2. AUTHORIZATION. ASC has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by ASC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. The Agreement, when executed, will constitute a legal, valid and binding obligation of ASC enforceable against it in accordance with its terms.

7.3. CORPORATE DOCUMENTS. ASC has made available to Seller and the Doctors for inspection by Seller and its authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct thereof by the Secretary of State of Tennessee, and the minute books of ASC containing the Bylaws and all records of the proceedings, minutes, actions and consents of the shareholders and the board of directors (and any committees thereof) of ASC.

7.4. FULL DISCLOSURE. Neither this Agreement, nor any exhibit, list, certificate or other instrument or document delivered to Seller and the Doctors pursuant to this Agreement, by or on behalf of ASC, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties contained herein or therein not misleading.

7.5. VALID ISSUANCE. All shares of AmSurg Common Stock issued to Seller on the Closing Date will be validly issued, fully paid and nonassessable.

7.6. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to ASC's knowledge, threatened against ASC at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of ASC.

ARTICLE 8.    COVENANTS AND AGREEMENTS OF SELLER AND THE DOCTORS

     Seller and the Doctors further covenant and agree that from the date hereof until the Closing, and thereafter if so specified, they will fulfill the following covenants and agreements unless otherwise consented to by AmSurg in writing:

8.1. ACCESS; FURTHER ASSURANCES.

     (a) Seller will accord to AmSurg, its counsel, accountants, and other representatives, from the date hereof and at any time after the Closing, full access to all of the properties, books, contracts, commitments, financial information and records of the Center, and will furnish AmSurg during such period with all such information concerning the business and operations of the Center, as AmSurg reasonably may request. At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Seller and the Doctors agree to execute and deliver such certificates and documents as may be required in connection with any audit of the Center or its operations.

     (b) From the date hereof until the Closing, as soon as reasonably practicable after the end of each quarter, but not later than the 15th day of the next succeeding month, Seller will deliver to AmSurg an unaudited statement of income for the Center for the quarter and the period then ended, and an unaudited balance sheet and a detail of patient accounts receivable for the Center as at the quarter then ended ("Ongoing Quarterly Financial Information"). In addition, as soon as reasonably practicable after the end of each month, but not later than the 15th day of the next succeeding month, Seller will deliver to AmSurg a statement of (i) the number of procedures performed, (ii) the billed charges, and (iii) the cash collections, all with respect to the prior month ("Ongoing Monthly Financial Information") (the Ongoing Quarterly Financial Information and the Ongoing Monthly Financial Information are collectively referred to as the "Ongoing Financial Information"). All such Ongoing Financial Information shall be prepared in

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                                                Asset Purchase Agreement/Page 10
accordance with generally accepted accounting principles consistent with prior practice.

     (c) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

     (d) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, the Doctors will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

8.2. CONFIDENTIALITY.

     (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, Seller and the Doctors promptly will return to AmSurg and ASC all records and information provided to Seller from AmSurg and ASC, and Seller and the Doctors will treat all such records and information as confidential.

     (b) Except as otherwise required by law, Seller and the Doctors will not disclose at any time to any other person not an employee of AmSurg, ASC or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

8.3. CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, and except as otherwise consented to by AmSurg in writing, Seller shall not:

     (a) fail to maintain in effect adequate insurance coverage of the Purchased Assets; or

     (b) fail to use its best efforts to (i) maintain the Purchased Assets in their present condition, (ii) comply with all applicable laws, rules and regulations of governmental agencies or authorities, and (iii) operate its business in the manner necessary to maintain the good will of its patients and physicians and its reputation.

8.4. INSURANCE. Seller will use its best efforts to include AmSurg and the LLC as additional insureds on Seller's professional liability, general property and workers' compensation insurance policies, and will provide AmSurg with written evidence of such coverage. AmSurg and ASC will pay the additional cost, if any, for such insurance coverage.

8.5. TRANSFER OF SIGNIFICANT PAYOR AGREEMENTS. Seller and the Doctors will take all action reasonably necessary in order to effect the valid assignment to the LLC of all agreements with Significant Payors effective as of the Closing Date or within a reasonable time thereafter.

8.6. NOTICE OF ADVERSE CHANGE. Seller will advise AmSurg in writing of any material adverse change in the Purchased Assets from the date of this Agreement to the Closing Date.

8.7. SCHEDULES. Seller shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by Seller pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

8.8. FULFILLMENT OF CLOSING CONDITIONS. Seller and the Doctors will use their best efforts to fulfill all of the conditions to their obligation to consummate the transactions contemplated hereby and to AmSurg and ASC's obligation to consummate the transaction contemplated hereby, and will not take any action or refrain from taking any action that would result in any one or more of such conditions not being met.

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                                                Asset Purchase Agreement/Page 11

ARTICLE 9.    COVENANTS AND AGREEMENTS OF AMSURG AND ASC

     AmSurg and ASC further covenant and agree that from the date hereof until the Closing, unless otherwise consented to by Seller in writing, they will fulfill the following covenants and agreements:

9.1. CONFIDENTIALITY.

     (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, AmSurg and ASC promptly will return to Seller all records and information provided to AmSurg and ASC from Seller, and AmSurg and ASC will treat all such records and information as confidential.

     (b) Except as otherwise required by law, AmSurg will not disclose at any time to any other person not an employee of AmSurg, ASC or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

9.2. NOTICE OF ADVERSE CHANGE. AmSurg and ASC each will notify Seller and the Doctors in writing of any material adverse change in the business, assets, operations, conditions or prospects of AmSurg or ASC, as the case may be, from the date of this Agreement to the Closing Date.

9.3. SCHEDULES. AmSurg shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by AmSurg pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 10.   CONDITIONS TO AMSURG'S AND ASC'S OBLIGATIONS

     AmSurg and ASC shall not be obligated to consummate the transactions contemplated hereby, unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by AmSurg and ASC) prior to or at the Closing:

10.1. COMPLIANCE. The representations and warranties made by Seller and the Doctors in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller or the Doctors pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

10.2. PERFORMANCE BY SELLER AND THE DOCTORS. Seller and the Doctors shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by each of them.

10.3. CERTIFICATE OF SELLER. Seller shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by Seller of the conditions specified in Sections 10.1 and 10.2 hereof.

10.4. CERTIFICATE OF DOCTORS. Each of the Doctors shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by such Doctor of the conditions specified in Sections 10.1 and 10.2 hereof.

10.5. CONSENTS AND LICENSES. All necessary consents, licenses, permits, approvals, authorizations, orders and agreements from federal, state and local governmental units and any other entity which are listed on Schedule 4.16, including approval by the AHCA and by applicable Medicare and state Medicaid agencies, for the continued operation and third-party reimbursement of the Center by the LLC following the consummation of the transactions contemplated hereby, shall have been issued to the LLC or notice of issuance shall have been provided.

10.6. OPINION OF COUNSEL. AmSurg shall have been furnished with the opinion of Taft, Stettinius & Hollister, LLP, counsel to Seller and the Doctors, in substantially the form of Exhibit 10.6.

10.7. LEASE. The LLC and H. D. Vogtland & James Wolper Partnership shall have entered into an Amendment to Lease Agreement (the "Amendment") and an Assignment and Assumption Agreement (the "Assignment") in substantially the form of Exhibits 10.7(a) and 10.7(b).

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                                                Asset Purchase Agreement/Page 12

10.8. OFFERING MEMORANDUM. Seller and the Doctors shall have received an offering memorandum relating to the AmSurg Common Stock and the LLC. Seller and the Doctors each shall have executed and delivered to ASC an offeree questionnaire in form and substance reasonably satisfactory to ASC and its counsel.

10.9. SIGNIFICANT PAYOR AGREEMENTS. All of the Significant Payor agreements shall have been validly assigned to the LLC or Seller and AmSurg shall have no reason to believe that any such agreement with a Significant Payor will not be approved or that such Significant Payor will not execute a new agreement with the LLC on terms reasonably acceptable to AmSurg.

10.10. SHAREHOLDER APPROVAL. All of the shareholders of Seller shall have approved the transactions contemplated by this Agreement, and Seller shall have furnished AmSurg with a certificate of the President of Seller evidencing such approval.

10.11. FORM 8594. AmSurg initially will allocate the Purchase Price using the methodology reflected on Exhibit 10.11. In the course of completing ASC's consolidated federal income tax return, AmSurg shall provide Seller with an IRS Form 8594.

10.12. CONTRIBUTION AGREEMENT. The Contribution Agreement and Assignment attached as Exhibits 3.2(a) and 3.2(b) shall have been executed and accepted by the LLC.

ARTICLE 11.   CONDITIONS TO SELLER'S AND THE DOCTORS' OBLIGATIONS

         Seller and the Doctors shall not be obligated to consummate the transactions contemplated hereby unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Seller) prior to or at the Closing:

11.1. COMPLIANCE. The representations and warranties made by AmSurg and ASC in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by AmSurg and ASC pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

11.2. PERFORMANCE BY AMSURG AND ASC. AmSurg and ASC shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by AmSurg and ASC.

11.3. CERTIFICATE OF AMSURG AND ASC. AmSurg and ASC each shall have delivered to Seller and the Doctors a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 11.1 and 11.2 hereof.

11.4. OPINION OF COUNSEL. Seller and the Doctors shall have been furnished the opinion of Bass, Berry & Sims PLC, counsel to AmSurg and ASC, in substantially the form of Exhibit 11.4.

11.5. LEASE. The LLC and H. D. Vogtland & James Wolper Partnership shall have entered into the Lease Amendment and the Assignment.

11.6. CONTRIBUTION AGREEMENT. The Contribution Agreement and Assignment attached as Exhibits 3.2(a) and 3.2(b) shall have been executed and accepted by the LLC.

11.7. ASSIGNMENT AND ASSUMPTION OF MATERIAL CONTRACTS. The LLC shall have executed the Assignment and Assumption Agreement attached hereto as Exhibit 3.2(a)(vii).

11.8. LICENSURE OF FT. MYERS CENTER. The ambulatory surgery center to be developed, owned and operated by the LLC in Ft. Myers, Florida shall have been licensed by AHCA and shall have commenced operation.

ARTICLE 12.   INDEMNIFICATION

12.1. INDEMNIFICATION BY SELLER AND THE DOCTORS. Seller and the Doctors, jointly and severally, hereby agree to defend, indemnify and hold harmless AmSurg and ASC and shall reimburse AmSurg and ASC for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

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                                                Asset Purchase Agreement/Page 13

     (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Seller or any Doctor contained herein, any Schedule hereto or in any certificate, document or instrument delivered to AmSurg and ASC pursuant hereto.

     (b) Any tax liability of Seller or the Center not previously paid, which may at any time be asserted or assessed against Seller or the Center for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to AmSurg at or prior to the Closing).

     (c) Liability for any amounts owed by Seller or the Center to any governmental third party or private payors because of overpayments to Seller or the Center prior to the Closing for services rendered to patients, which liability is due to a recomputation of rates, field audit adjustments, overpayments or otherwise.

     (d) Any other Loss incidental to any of the foregoing.

12.2. INDEMNIFICATION BY AMSURG AND ASC. AmSurg and ASC, jointly and severally, hereby agree to defend, indemnify and hold harmless Seller and the Doctors, and shall reimburse Seller and the Doctors for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

     (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by AmSurg or ASC, as the case may be, contained herein or in any certificate, document or instrument delivered to Seller and the Doctors pursuant hereto.

     (b) Any other Loss incidental to the foregoing.

12.3. PROCEDURE.

     (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 12.1 or 12.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, AmSurg, ASC, Seller and the Doctors shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and
(ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

     (b) Any claim of indemnity of AmSurg or ASC against Seller with respect to
Section 12.1 hereof may in AmSurg's discretion be discharged by setoff against any amounts owed or owing to Seller or any affiliate thereof under the Operating Agreement between Seller and AmSurg.

     (c) Notwithstanding the foregoing, no Doctor shall be required to indemnify AmSurg or ASC for any amount in excess of his pro rata portion of the Purchase Price.

     (d) Notwithstanding the foregoing, Seller and the Doctors shall not be obligated to make any indemnification under Section 12.1 unless the aggregate amount of Losses exceeds $10,000 (the "Basket"), and such indemnification with respect to such Losses shall be made by Seller and the Doctors only to the extent of such excess over the Basket.

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                                                Asset Purchase Agreement/Page 14

ARTICLE 13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

13.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing Date and any investigation made by or on behalf of any party hereto, and shall survive for a period of 18 months after the Closing Date (except for any Losses described in Section 12.1(b), which shall survive for the applicable statute of limitations, including any waivers thereof, Section 12.1(c), which shall not terminate, and any breach of the representations and warranties contained in Sections 4.6 and
4.9 with respect to professional malpractice claims arising before the Closing Date, which shall not terminate).

     In addition, in the event that all of the LLC, AmSurg, ASC, or their successors or assigns, dissolves, liquidates or otherwise ceases to exist, the provisions of Section 5.4 hereof shall terminate and be of no further force or effect.

13.2. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

ARTICLE 14.   TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual agreement of Seller and AmSurg;

     (b) by AmSurg, if there has been a material violation or breach by Seller or the Doctors of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 10 hereof have not been satisfied by the Closing or have not been waived in writing by AmSurg;

     (c) by Seller, if there has been a material violation or breach by AmSurg or ASC of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 11 hereof have not been satisfied by the Closing or have not been waived in writing by Seller;

     (d) By either AmSurg or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before March 1, 2000; or

     (e) By either AmSurg or Seller if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

ARTICLE 15.   MISCELLANEOUS

15.1. EXPENSES. All fees and expenses incurred by Seller and the Doctors, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Seller and the Doctors and all fees and expenses incurred by AmSurg and ASC, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by AmSurg and ASC.

15.2. ASSIGNABILITY; PARTIES IN INTEREST.

     (a) AmSurg may assign any or all of its rights hereunder to any affiliate or any direct or indirect subsidiary of AmSurg, and AmSurg shall advise Seller of any such assignment and shall designate such party as the assignee and transferee of the Purchased Assets. Any such assignee shall assume all of AmSurg's duties, obligations and undertakings hereunder.

     (b) Seller and the Doctors may not assign, transfer or otherwise dispose of any of their respective rights hereunder without the prior written consent of AmSurg.

     (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

15.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof,

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                                                Asset Purchase Agreement/Page 15
contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

15.4. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

15.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested or by overnight courier service) as follows:

If to Seller:

         Gulf Coast Endoscopy Center, Inc.
         665 Del Prado Boulevard
         Cape Coral, FL 33990
         Attn: William R. Keith, Jr., M.D.

with a copy to:

         Taft, Stettinius & Hollister LLP
         1800 Star Bank Center
         425 Walnut Street
         Cincinnati, OH 45202
         Attn: Robert E. Rich, Esq.

If to AmSurg or ASC:

         AmSurg Holdings, Inc.
         One Burton Hills Boulevard
         Suite 350
         Nashville, TN 37215
         Attn: Claire M. Gulmi

with a copy to:

         Bass, Berry & Sims PLC
         First American Center
         Nashville, TN 37238
         Attn: Cynthia Y. Reisz, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

15.6. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, provided, however, that the several executed counterparts shall together have been signed by AmSurg, ASC, Seller and each of the Doctors. All of such executed counterparts shall constitute one and the same instrument.

15.8. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provisions of this Agreement.

15.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.

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                                                Asset Purchase Agreement/Page 16

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMSURG CORP.

By:      /s/ Claire M. Gulmi
       -------------------------
Title:     Sr. Vice President
       -------------------------

AMSURG HOLDINGS, INC.

By:      /s/ Claire M. Gulmi
       -------------------------
Title:     Sr. Vice President
       -------------------------


GULF COAST ENDOSCOPY CENTER, INC.

By:      /s/ William R. Keith, Jr., M.D.
       ---------------------------------
Title:     President
       ---------------------------------





         By their execution of this Agreement, the Doctors hereby consent to the execution hereof by Seller and agree to be bound by the provisions of Section
5.4 hereof:

DOCTORS:

    /s/  H. D. Vogtland, M.D.
----------------------------------
H. D. Vogtland, M.D.

 /s/ James C. Wolper, M.D.
----------------------------------
James C. Wolper, M.D.

   /s/ John M. Petersen, D.O.
----------------------------------
John M. Petersen, D.O.

    /s/ H. Scott Harris, M.D.
----------------------------------
H. Scott Harris, M.D.

   /s/ William R. Keith, Jr., M.D.
----------------------------------
William R. Keith, Jr., M.D.
















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                                                Asset Purchase Agreement/Page 17

         The Schedules and Exhibits to the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation 10-K, but will be furnished to the Commission supplementally upon request. The contents of the omitted Schedules and Exhibits are described in the Asset Purchase Agreement.